UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2016

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2016, Big 5 Sporting Goods Corporation (the “Company”) and Stadium Capital Management, LLC and certain of its affiliates (collectively, “Stadium”) and certain other parties entered into a Second Amendment to Settlement Agreement (the “Amendment”), which modified portions of that certain Settlement Agreement dated April 30, 2015, between the Company and Stadium (as amended, the “Settlement Agreement”).

Under the terms of the Amendment:

•	Stadium has agreed not to exercise its right under the Settlement Agreement to nominate a replacement director for Dominic DeMarco (who resigned from the Company’s board of directors (“Board”) on September 9, 2016) at any time prior to December 1, 2016.

•	The Board will not be expanded to more than seven members prior to December 1, 2016 and, as in accordance with the Settlement Agreement, will not be expanded to more than eight members for the duration of the Standstill Period after December 1, 2016. As defined in the Settlement Agreement, the “Standstill Period” expires on the earlier of (i) 10 days prior to the deadline for submission of stockholder nominees for the Company’s 2017 annual meeting of stockholders or (ii) 100 days prior to the first anniversary of the Company’s 2016 annual meeting of stockholders.

•	The Board has established and will maintain the position of lead independent director during the Standstill Period (unless the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) are held by different individuals), and thereafter at the discretion of the Board. The lead independent director will be elected annually by the independent directors, with Van Honeycutt serving as the initial lead independent director. The lead independent director will have responsibilities and authority including:

•	presiding as chair of executive sessions of independent directors and at all meetings of the Board at which the Chairman and CEO is not present;

•	possessing authority to call meetings of independent directors;

•	conducting, in consultation with the other independent directors, an annual evaluation of the Chairman and CEO’s interactions with the Board and effectiveness as Chairman;

•	functioning as a liaison between the independent directors and the Chairman and CEO;

•	approving the scheduling, agendas and materials for Board meetings; and

•	consulting with major stockholders of the Company, when requested by such stockholders.

•	The charter for the Value Creation Committee of the Board has been amended to provide that the number of directors serving on the Value Creation Committee shall be reduced from four (4) to three (3) and Robert Galvin will become co-chair of the Value Creation Committee.

•	Nicholas Donatiello, Jr. has been appointed to serve on the Compensation Committee of the Board, to fill the vacancy caused by Mr. DeMarco’s resignation.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Settlement Agreement, dated October 10, 2016, by and among Big 5 Sporting Goods Corporation and Stadium Capital Management, LLC and certain of its affiliates and certain other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: October 11, 2016

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Settlement Agreement, dated October 10, 2016, by and among Big 5 Sporting Goods Corporation and Stadium Capital Management, LLC and certain of its affiliates and certain other parties.